UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021

PIEDMONT LITHIUM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38427	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32N Main Street Suite 100 Belmont, North Carolina	28012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 461-8000

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	PLL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

On June 9, 2021, Piedmont Lithium Inc. (the “Company”) notified Deloitte Touche Tohmatsu (“Deloitte Australia”) that it was being dismissed as the Company’s independent registered public accounting firm. The decision to dismiss Deloitte Australia as the Company’s independent registered public accounting firm was at the direction of and approved by the Audit Committee (the “Audit Committee”) of the Board of Directors and resulted from the Company’s change of domicile from Australia to Delaware.  As described more fully below, the Company is replacing Deloitte Australia with an affiliate in the United States, Deloitte & Touche LLP (“Deloitte”).

Deloitte Australia’s reports on the Company’s consolidated financial statements as of and for the years ended June 30, 2020 and 2019 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended June 30, 2020 and the subsequent interim period through June 9, 2021, there were no (i) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with Deloitte Australia on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte Australia, would have caused Deloitte Australia to make reference to the subject matter of the disagreements in connection with its reports; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

The Company provided Deloitte Australia with the disclosures under this Item 4.01 and requested Deloitte Australia to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.01 and, if not, stating the respects in which it does not agree. Deloitte Australia’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm.

On June 4, 2021, the Audit Committee approved the appointment of Deloitte as the Company’s new independent registered public accounting firm for the fiscal year ending June 30, 2021, subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter. The Company notified Deloitte on June 9, 2021 that it would be engaged as the Company’s independent registered public accounting firm. During the Company’s two most recent fiscal years ended June 30, 2020 and 2019, and the subsequent interim period through June 9, 2021, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On June 9, 2021, the Company issued a press release on the results of the updated scoping study for its proposed integrated lithium hydroxide business in Gaston County, North Carolina.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On June 9, 2021, the Company posted an updated corporate presentation on its website, including updated information regarding its scoping study.  The updated presentation may be obtained at https://piedmontlithium.com/investors/presentations/.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of Deloitte Touche Tohmatsu, dated June 9, 2021.

99.1	Press Release of Piedmont Lithium Inc., dated June 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIEDMONT LITHIUM INC.

Date: June 9, 2021		/s/ Michael White
	Name:	Michael White
	Title:	Executive Vice President and Chief Financial Officer